UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOMETRIX INTERNATIONAL, INC.
(Name of small business issuer in our charter)

Florida
(State or other jurisdiction of incorporation or organization)

      334610              20-2089854
                                                                                              (Primary standard industrial             (I.R.S. Employer
                                                                                               classification code number)                Identification No.)

17111 Kenton Drive, Suite 100-B
Cornelius, N.C. 28031
(704) 904-2390
(Address and telephone number of principal executive offices)

Salvatore A. Bongiovanni
7245 West Sunrise Boulevard
Plantation, Florida 33313
(954) 792-0970
(Name, address and telephone of agent for service)

Copies to:

Michael J. Bongiovanni, President Biometrix International, Inc. 17111 Kenton Drive, Suite 100-B Cornelius, North Carolina 28031 (704) 904-2390 Office (704) 892-6487 Fax	Bruce M. Pritchett, Esquire Law Offices of Bruce M. Pritchett, L.C. 8 East Broadway, Suite 600A Salt Lake City, Utah 84111 (801) 363-1288 Office (801) 531-1929 Fax

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum Offering price per Unit	Proposed maximum Aggregate offering Price	Amount of Registration fee
Common Stock ($.001 par value)	25,000	$.10	$2,500	$0.32

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.
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PROSPECTUS

BIOMETRIX INTERNATIONAL, INC.
A Florida Corporation

25,000 Shares of Common Stock

Our current shareholders are offering 25,000 shares of our common stock, $.001 par value per Share (the "Shares"). No market currently exists for our common stock. The selling shareholders will sell at a price of $.10 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the shares.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Our shareholders may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this preliminary prospectus is February 24, 2005.

•
We had a net loss from operations for the period from inception (December 28, 2004) through December 31, 2004 of ($1,079). This is attributable to professional fees regarding our financial audit and office expense regarding incorporation of our business in the State of Florida. There is a significant risk that we may not be profitable in the future.

•	Our business requires significant operating capital and there is a risk that we will be unable to obtain additional capital, which would require us to curtail our operations.
•
The industry in which we operate and the market for our services is characterized by rapid technological developments, evolving industry standards, and frequent new product and service introductions and enhancements. There is a risk that the introduction of new products and services by our competitors could render our existing services obsolete and unmarketable, especially because we can not afford to keep pace with our competition.

•
We must continue to purchase the most advanced hardware and software in the market in order to stay competitive, and we currently do not have the financing to do this. There is a risk that if we do not purchase the needed hardware and software, we will not be able to compete within our industry.

•	There is no trading market for our shares of common stock and the purchasers of our common stock may be unable to sell their investment quickly or at all.
•	Because our stock is considered a penny stock any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.
•	We have substantial near-term capital needs, and we may be unable to obtain the additional funding needed in the capital markets to enable us to continue to operate in the future.
•
The biometrics market is competitive and there are no substantial barriers to entry. We expect that competition will intensify in the future. Our ability to compete depends on a number of factors, the failure of any number of which could cause us additional losses.

•	Our principal stockholder controls our business affairs, so you will have little or no participation in our business affairs.
•	If we lose the services of our President, our business may be impaired, because of his irreplaceable skills and experience.
•
We intend to expand our operations in technical areas with skilled, technical labor, provided that we are profitable and can afford such expansion. If such labor is difficult to hire, we may incur serious delays and expenses.

•	The offering price of the shares offered hereby was arbitrarily determined by our management.
•	We have never paid dividends on our common stock and you may never receive dividends.
•	The price of our common stock, when it begins to trade publicly, may be volatile.
•	Future sales of our common stock could put downward selling
                pressure on our shares, and adversely affect the stock price.
•
There is limited liability of our management under our Articles of Incorporation and By-Laws, and they are held harmless from certain actions under state law. Such provisions substantially limit shareholders' ability to hold officers and directors liable for breaches of fiduciary duty.

•	Our independent auditors have noted in their opinion that we have suffered recurring losses which raises substantial doubt about our ability to continue as a going concern.

SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

This prospectus contains statements about our future business operations that involve risks and uncertainties. Our actual results could differ significantly from our anticipated future operations, as a result of many factors, including those identified in the “Risk Factors” beginning on page 8. This prospectus summary is limited to highlighting the most significant aspects of this offering. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, prior to making an investment decision.

BIOMETRIX INTERNATIONAL, INC.

We were incorporated in Florida effective December 28, 2004. We plan to concentrate on developing our biometrics business, principally as a value-added reseller of biometrics devices and systems. We are currently a development stage company. Our principal executive offices are located at 17111 Kenton Drive, Suite 100-B, Cornelius, North Carolina 28031. Our primary telephone number is (704) 904-2390.

OUR BUSINESS.

We established our business in December 2004 to engage primarily in value-added reselling of biometric devices and systems. We plan to deliver the power of biometrics and associated rapid artificial intelligence systems to workstations, enterprise networks and information technology applications. We have no revenues to date and have cumulative net losses of ($1,079) since inception on December 28, 2004 through December 31, 2004. In addition, as of December 31, 2004, we had no available cash or cash equivalents, which is insufficient to continue our operations. Thus, we must obtain additional financing to conduct our operations over the next twelve months. We currently have no full-time employees.

THE OFFERING.

As of February 23, 2004, we had 550,000 shares of common stock outstanding. This offering is comprised of securities offered by selling security holders only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of these securities. We anticipate offering expenses of approximately $6,751.

FINANCIAL SUMMARY INFORMATION.

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information that is contained in this prospectus, including the financial statements and their explanatory notes.

Statements of Operations	For the period from inception (December 28, 2004) through December 31, 2004
Revenues	$-0-
Cost of Sales	$-0-
Gross profit	$-0-
Operating expenses	$1,079
(Loss) from operations	$(1,079)
Other expense, net	$-0-
Net (loss)	$(1,079)
Net (loss) per common share	$(.002)

Balance Sheet	As of December 31, 2004
Available cash	$-0-
Total current assets	$3,000
Other assets	$-0-
Total assets	$3,000
Current liabilities	$1,079
Long-term liabilities	$-0-
Total liabilities	$1,079
Stockholders’ equity	$1,921
Stockholders’ equity and liabilities	$3,000

RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

We are a start-up development stage company that had a net loss from operations for the period from inception (December 28, 2004) through December 31, 2004 of ($1,079). This is attributable to professional fees incurred in connection with our financial audit and incorporation costs. There is a substantial risk that we may not be profitable in the future.

Our total stockholders’ equity as of December 31, 2004 amounted to $1,921. We may not be profitable in the future or have a continued positive stockholders’ equity. The recent loss of $1,079 for the period from inception (December 28, 2004) through December 31, 2004 was attributable to $1,000 in auditing costs and $79 in incorporation costs during the period.

Our business requires significant operating capital and there is a risk that we will be unable to obtain needed capital, which would require us to curtail our operations.

We presently have very limited operating capital, and we presently have no revenue from operations. Therefore, we must receive additional capital to build our business as intended. This offering is comprised of selling security holders only; therefore no additional capital will come to us as a result of this offering. There is a risk that we will be unable to obtain additional capital when needed after this offering, which would require us to curtail or end our operations.

The biometrics industry is characterized by rapid technological developments, evolving industry standards, and frequent new product and service introductions and enhancements. There is a risk that the introduction of new products and services by our competitors could render our planned services obsolete and unmarketable, especially because we can not afford to keep pace with our competition.

The biometrics industry is characterized by rapid technological developments, evolving industry standards, and frequent new product and service introductions and enhancements. The development and introduction of new products and services by our competitors could render our planned services obsolete and unmarketable. Our business depends in significant part on our ability to improve the performance, features, and reliability of our intended products and services. Our pursuit of improved performance, new features, and technological advances will require substantial time and expense, and there can be no assurance that we will succeed in adapting our products to changing technology standards and customer requirements.

We must purchase the most advanced hardware and software in the market in order to become competitive, and we currently do not have the financing to do this. There is a risk that if we do not purchase the needed hardware and software, we will not be able to compete within our industry.

We must purchase the most advanced hardware and software in the market in order to be competitive, and we currently do not have the financing to do this. There is also the danger that the costs of production or distribution will accelerate. A drastic increase in production or distribution expenses could force us to undergo a costly restructuring in which costs are cut in an effort to avoid losses.

There is no trading market for our shares of common stock and the purchasers of our common stock may be unable to sell their investment quickly or at all.

There is not, and never has been, a market for our securities. There is no established public trading market or market maker for our securities. There can be no assurance that a trading market for our common stock will be established or that, if established, will be sustained.

Because our stock is considered a penny stock, any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.

Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These rules impose restrictions on the marketability of the common stock and may affect its market value.

We have substantial near-term capital needs, and we may be unable to obtain the additional funding in the capital markets needed to enable us to continue to operate in the future.

We do not have sufficient liquid assets to continue to operate in the future. Accordingly, we will seek additional outside sources of capital such as conventional bank financing; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations.

In addition, we have only limited sources of capital. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds by a public offering to continue our operations. To the extent that additional capital is raised through the sale of equity, the issuance of such securities could result in dilution to our shareholders. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

The biometrics market is competitive and there are no substantial barriers to entry. We expect that competition will intensify and that new competitors will enter the market in the future. Our ability to compete depends on a number of factors, the failure of any number of which could cause us additional losses.

The biometrics market is competitive and there are no substantial barriers to entry. We expect that competition will intensify and that new competitors will enter the market in the future. Increased competition will result in reduced profit margins on proposed products. We believe that our ability to compete successfully depends on a number of factors, including brand awareness and market presence; the quality of its advertising services; ease of use and timing of introductions of new products by Biometrix International, Inc. and our competitors; our ability to establish co-marketing relationships; and industry and general economic trends. The failure of any number of these factors could cause us additional losses.

Our principal stockholder controls our business affairs, so you will have little or no participation in our business affairs.

Currently, our principal stockholder, Michael J. Bongiovanni, owns approximately 91% of our common stock. As a result, he will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which will allow them to significantly control our affairs and management. He will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, he will have significant influence and control over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

If we lose the services of our President, our business may be impaired because of his irreplaceable skills and experience.

Our success is heavily dependent upon the continued active participation of our founder and President, Mr. Michael J. Bongiovanni. Mr. Bongiovanni has over twenty years of experience in business with experience in various aspects of this industry, including manufacturing, wholesaling, inventory management, quality control, and retail sales. The loss of Mr. Bongiovanni's services could severely harm our business. We do not maintain "key person" life insurance on Mr. Bongiovanni. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

We intend to expand our operations in technical areas with skilled, technical labor. If such labor is difficult to hire, we may incur serious delays and expenses in training non-technical labor.

We intend to expand our operations in technical areas, which demand skilled, technical labor. If such labor is difficult to identify and subsequently hire, we may be affected in materially adverse ways, including, among others, serious delays and expenses in training this non-technical labor or paying increased amounts to procure such labor.

The offering price of the shares offered hereby was arbitrarily determined by our management. There is a very real risk that the shares will trade nowhere near $.10 per share, as management hopes.

The price of the shares bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the public offering price be regarded as an indicator of any future market price of the common stock. Hence, there are no criteria provided herein to predict the future market price of the common stock and the value of your investment.

We have never paid dividends on our common stock and you may never receive dividends. There is a risk that an investor in our company will never see a return on investment and the stock may become worthless.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

The price of our common stock, when it begins to trade publicly, may be volatile.

The price of our common stock, when it begins to trade publicly, may be highly volatile. Numerous factors could have a significant effect on the market price of our common stock. Such factors include the announcements of fluctuations in operating results, new contracts or customers. In addition, the stock market has experienced significant price and volume fluctuations in recent years that have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price.

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock.

There is limited liability of our management under our Articles of Incorporation and By-Laws and they are held harmless for certain actions under state law. Such provisions substantially limit shareholders' ability to hold officers and directors liable for breaches of fiduciary duty.

We have adopted provisions to our Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and provide for indemnification by Biometrix International, Inc. of its Officers and Directors to the full extent permitted by Florida corporate law, which generally provides that its officers and directors shall have no personal liability to Biometrix International, Inc. or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholder's ability to hold officers and directors liable for breaches of fiduciary duty, and may require Biometrix International to indemnify its officers and directors. This limits a shareholder's ability to hold officers and directors accountable in general, which renders their investment more risky.

Our independent auditors have noted in their opinion that we have suffered recurring losses which raises substantial doubt about our ability to continue as a going concern.

Our independent auditors prepared our financial statements assuming we will continue as a going concern. In that regard, they have noted in their opinion that we have suffered recurring losses which raises substantial doubt about our ability to continue as a going concern. Our plans in regard to this condition include (1) obtaining funding from new investors to alleviate our capital deficiency, and (2) seeking distribution affiliates to increase sales and improve cash flows. There can be no assurances that these plans will be successful.

USE OF PROCEEDS

Not Applicable. Only sales by selling shareholders are being registered in this offering. We will not receive any proceeds from the sale of the securities by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria.

DILUTION

Not applicable. We are not registering any shares in this registration statement. All shares are being registered by the selling security holders.

SELLING SECURITY HOLDERS

The selling security holders named below are selling the securities covered by this prospectus. None of the selling security holders named below is registered securities broker-dealers or affiliates of broker-dealers. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.

					Percent
		Amount		Amount	Owned
		Owned	Amount	Owned	Before/
	Relationship	Prior to	to be	After	After
Name	With Issuer	Offering	Registered	Offering	Offering
Chen Li	None	500	500	0	Less than 1%
Huang, Jun	None	500	500	0	Less than 1%
Long Jinfen	None	575	575	0	Less than 1%
Zhan Guoqiang	None	500	500	0	Less than 1%
Lun Peishi	None	450	450	0	Less than 1%
Li Jinghui	None	500	500	0	Less than 1%
Lei Ming	None	500	500	0	Less than 1%
Ding Limin	None	600	600	0	Less than 1%
Sun Shujing	None	500	500	0	Less than 1%
Zhang Xia	None	400	400	0	Less than 1%
Tong Tianxing	None	500	500	0	Less than 1%
Zhang Haiyan	None	500	500	0	Less than 1%
Zhang Xingyuan	None	700	700	0	Less than 1%
Sheng Yeilan	None	750	750	0	Less than 1%
Sheng Weixin	None	500	500	0	Less than 1%
Huang, Yanqing	None	700	700	0	Less than 1%
Zeng Yu	None	450	450	0	Less than 1%
Chen Wei	None	750	750	0	Less than 1%
Chen, Anqiu	None	550	550	0	Less than 1%
Liu, Juhua	None	575	575	0	Less than 1%
Huang Nacan	None	750	750	0	Less than 1%
Zeng Minxian	None	600	600	0	Less than 1%
Wu Yuntao	None	500	500	0	Less than 1%
He Qinying	None	350	350	0	Less than 1%
Long Qingsheng	None	500	500	0	Less than 1%
Zeng Suihua	None	700	700	0	Less than 1%
Feng Yanfen	None	500	500	0	Less than 1%
Zhan Zeru	None	750	750	0	Less than 1%
Meng Ruiqiang	None	500	500	0	Less than 1%
Bai Xuetian	None	700	700	0	Less than 1%
Li Jiadian	None	750	750	0	Less than 1%
Liang Liying	None	500	500	0	Less than 1%
Lun Zhaohua	None	400	400	0	Less than 1%
Lei Hongyi	None	500	500	0	Less than 1%
Yang Shixuan	None	500	500	0	Less than 1%
Lei Yang	None	500	500	0	Less than 1%
John A. Phelps	None	30,000	5,000	25,000	5%/5%
TOTALS		50,000	25,000	25,000
(1)

John A. Phelps received 30,000 shares of our common stock for services to be rendered to us, of which 5,000 shares are being registered in the offering. Mr. Phelps’ services will include bringing leading biometric and artificial intelligence management consulting services to us and working directly with our alliance partners as we target the following viable markets:

✓	Public Sector (Federal, State and Local Municipalities)
✓	Energy
✓	Financial Services
✓	Health Care

We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. Resale may be permitted only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

-they may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have plan to pay $6,751 in estimated expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers.

Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have two directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Name    Age  Position
Michael J. Bongiovanni             42                 President and CEO; Director
John A. Phelps   72                 Vice President; Director

Michael J. Bongiovanni has been our President & CEO and Chairman since our inception on December 28, 2004.

Michael J. Bongiovanni is a graduate of Florida Atlantic University with a Masters degree in Accounting. He has five years experience with a “Big 5” CPA firm, three years as a Chief Financial Officer for a publicly traded company and four years of local firm experience in an information technology position.

His diverse industry experience includes automobile dealerships, information technology, real estate and broker/dealers in securities. In addition to his accounting and auditing expertise, he provides services in the areas of financial and information technology advice. His vision is to provide the highest quality of services to the clients served. This means going beyond traditional compliance services and helping it run more efficiently and profitably. He takes pride in offering straightforward solutions and identifying opportunities.

Mike serves as an experienced business advisor and confidant, dedicated to understanding businesses and helping them succeed. With the mission in mind, he works with it in an integrated way to design value-added financial information, tax and information consulting services and consistently generates ideas, questions, challenges and solutions. Some of Mike’s experiences include public company consulting, developing business plans, cash flow projections, preparation of SEC Forms 10-K’s and 10-Q’s and other SEC reporting issues. Mike is a recent graduate of the SEC Institute.

Mike is a member of the American Institute of Certified Public Accountants, Florida Institute of Certified Public Accountants, North Carolina Association of Certified Public Accountants and the Charlotte Chamber of Commerce Venture Capital Committee. He serves on the board of numerous committees and was appointed by the mayor as trustee of a municipal trust fund.

Mike recently published an article in the Lake Norman Chamber of Commerce entitled “Roth IRA Conversions”.

Other Memberships and Activities:

.	Member Venture Capital Committee of the Charlotte Chamber of Commerce.
.	Member Metrolina Entrepreneurial Council.
.	Former Member North Carolina Automobile Dealers Association.
.	Former Trustee and money manager for multi-million dollar City of Lauderhill General Employees Pension Fund.
.	Former Member of Institute of Management Accountants where Vice Presidency was held in Education and Professional Development.
.	Barry University School of Business Alumni Association.
.	Member American Institute of Certified Public Accountants, Florida Institute of Certified Public Accountants and North Carolina Association of CPA’s.

Other Accomplishments:

.	Assisted Charlotte Chamber of Commerce in identifying and assessing capital markets effectiveness in the region and make improvements.
.	Co-founder of the Barry University School of Business Alumni Association in order to promote a communication and educational network with its business alumni and present students.
.	Graduate of the Dale Carnegie thirteen-week program, “Effective Speaking and Human Relations.”
.	Published article entitled “Blood, Sweat, But No Tears” in Debits and Credits, a Florida Atlantic University publication.
.	Presented speech entitled “Your First Year in Public Accounting,” to the Barry University Accounting Association.
.	Profiled in the December, 1987 issue of People in the Platform and the Press, published by Ernst & Young for the publication and speech.
.	Presented speech before the Greater Miami Chamber of Commerce on “Accounting for Oil Spill Cleanups and Related Reimbursements.”
.	Superior Achievement Award from Dade County Chapter of the Florida Institute of Certified Public Accountants.
.	Presented continuing professional education course before the Institute of Management Accountants on “Common Interest Realty Associations - Accounting and Auditing Update”.

John A. Phelps has served as Vice president, Chief information Officer and Director of Biometrix International since our inception on December 28, 2004. Mr. Phelps’ background is as follows:

o
30 years of Fortune 500 management experience with America’s most admired companies (Jamesbury (Neles) Corporation, the largest automated valve company in the United States and Sentrol, Inc, the largest manufacturer of security devices in the United States.)

o	Lecturer of forensic science at Mitchell College in North Carolina.
o	Past project manager responsible for the design of new security devices.
o	Designed a new system for lock down of a large women’s prison.
o
Member of the Mecklenburg County Crime Stoppers Association and the American Association for Artificial Intelligence (AAAI), a nonprofit scientific society devoted to advancing the scientific understanding of the mechanisms underlying thought and intelligent behavior and their embodiment in machines.

o	Past member of International Securities Conference in California and worked on several top secret projects with Moshe Levy from Israel Security.
o	Taught basics of crime scene photography to law enforcement detectives in Charlotte, N.C. and the Pacific Northwest of America.
o	Former President of Phelps Security, Inc., a consulting and engineering firm.
o	Established forensic laboratory for the Berkshire Constabulary and built it to its present twenty employees.
o	Awarded the Order of Merit (OM) medal for forensics and locating a criminal wanted throughout Europe.
o	Managed a Headquarters Police Center for the Berkshire Constabulary including all incoming and outgoing communications.
o	2 years in Royal Corp of Signals, British Army, rank of Captain.
o	Conversant in Hindi (Asian Indian language), comfortable in other Asian languages including Cantonese Chinese.
o	Frequent lecturer to Washington and Oregon police state sheriff departments.

Promoters.

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our Common Stock as of February 23, 2005, with respect to: (i) each person known to Biometrix International to be the beneficial owner of more than five percent of Biometrix International’ Common Stock, (ii) all directors; and (iii) directors and executive officers of Biometrix International as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of February 23, 2005, there were 550,000 shares of common stock outstanding.

Beneficial Owners of 5% or more of our Common Stock
(1) Title of Class	(2) Name and Address of Beneficial Owner(s)	(3) Amount and Nature of Beneficial Ownership	(4) Percent of class
Common Stock ($.001 par value)	Michael J. Bongiovanni 11711 Kenton Drive Cornelius, N.C. 28031	500,000	91%

Ownership of Directors and Officers
(1) Title of Class	(2) Name and Address of Beneficial Owner(s)	(3) Amount and Nature of Beneficial Ownership	(4) Percent of class
Common Stock ($.001 par value) Common Stock ($.001 par value) Common Stock ($.001 par value)	Michael J. Bongiovanni 11711 Kenton Drive Cornelius, N.C. 28031 John A. Phelps, Director 338 Midway Lake Road Mooresville, NC 28115 All Directors	500,000 30,000 530,000	91% 5% 96%

DESCRIPTION OF SECURITIES

Our Articles of Incorporation authorize us to issue up to 200,000,000 Common Shares, $.001 par value per share. Our Common Shares have the following rights:

Liquidation Rights. Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our remaining assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. We have not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. Our Board of Directors initially may follow a policy of retaining earnings, if any, to finance our future growth. Accordingly, future dividends, if any, will depend upon, among other considerations, our need for working capital and our financial condition at the time.

Voting Rights. Holders of our Common Shares are entitled to cast one vote for each share held at all shareholders meetings for all purposes. No cumulative voting rights exist.

Other Rights. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

INTEREST OF EXPERTS AND COUNSEL

Our Financial Statements for the period ended December 31, 2004, have been included in this prospectus in reliance upon Traci J. Anderson, C.P.A., independent Certified Public Accountants, as experts in accounting and auditing.

Bruce M. Pritchett, L.C., Attorney at Law, has rendered a legal opinion on the validity of our common stock being registered. Mr. Pritchett, is not affiliated with us.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ORGANIZATION WITHIN LAST FIVE YEARS

We incorporated in Florida, effective December 28, 2004, and later that day issued 500,000 shares as founder’s stock to our founder, Michael Bongiovanni. Also on December 28, 2004, we sold 20,000 shares of our common stock at price of $.10 per share to unrelated offshore investors in a private placement, exempt under Regulation S. Aggregate subscriptions receivable amounted to $2,000.

On or about December 28, 2004, we issued 30,000 of our common stock to John A. Phelps for professional services, including bringing leading biometric and artificial intelligence management consulting services to us and to work directly with our alliance partners as we target the following viable markets:

✓	Public Sector (Federal, State and Local Municipalities)
✓	Energy
✓	Financial Services
✓	Health Care

In January 2005, we entered into a written engagement with Traci J. Anderson, C.P.A., a PCAOB member accounting firm, to audit our financial statements for the period from inception (December 28, 2004) through December 31, 2004.

DESCRIPTION OF BUSINESS

Since inception, we have concentrated primarily on developing our biometric operations as a development stage company. We have been engaged in the biometrics related industry with an aim to combine the power of biometrics and rapid artificial intelligence development to workstations, enterprise networks and information technology applications.

The Situation

9/11 revealed threats to US security that most Americans had never appreciated before. The U.S. government reacted swiftly by enacting federal legislation creating the Department of Homeland Security to secure the U.S. borders and contravene security threats from within and without. Additionally, new legislation mandates that all entities with medical information on citizens must increase the security protecting that health data. Year 2005 is when the U.S. government will impose sanctions on firms, hospitals and other institutions for non-compliance.

In the private sector, a somewhat different security threat came to light in December 2002, when reports emerged that over 20,000 credit reports of consumers—with good credit—in the Northeast United States were stolen and sold on the black market for $60 a report. With the stolen reports, criminals ruined the credit of thousands of innocents and racked up millions of dollars in charges that financial institutions were forced to write off. These reports were stolen by an employee of a large credit reporting agency. Impending lawsuits and damage awards by juries around the country are forcing corporations to rethink their approach to Information Security for their clients. ATM fraud accounts for combined losses of over $600 million every year around the globe.

Our solution to these security threats is biometrics, meaning products designed to reduce or eliminate the problems associated with password security management by using human characteristics such as voiceprints, fingerprints, iris patterns, and facial contours, which are virtually impossible to duplicate. This type of authentication makes it more convenient for end-users to access their computer accounts while improving the security of these accounts.

The Biometrix International Solution - Combining the Power of Biometrics and Artificial Intelligence

Biometrics eliminate the problems associated with password management by measuring human characteristics such as voiceprint, fingerprint, iris pattern, and facial contours, which are virtually impossible to duplicate and cannot be lost like traditional passwords. Biometrics makes it more convenient for end-users to access their computer accounts, while maintaining a secure method of user authentication. The Gartner Group stated that over 70% of all information technology support calls are for resetting passwords. With biometrics, you become your own password.

Artificial Intelligence

When coupled with biometrics, artificial intelligence, implemented through the use of neural networks, literally “learns” by sample patterns to minimize the error between predictions and actual targets. There are many algorithms in use for adjusting synaptic weights. Businesses sold over 5000 licenses for artificial intelligence applications in the U.S., Canada and Europe.

Powerful, Yet Practical Applications

We plan to arrange strategic alliances and partnerships, through which we will act as value-added reseller to offer a range of multi-biometric security software products that enable biometric logon to computer workstations, networks, and enterprise single sign-on systems. Our products will be based on open-systems industry standards and support more than eighteen different types of biometric devices. This variety provides a great deal of flexibility in terms of system design, while ensuring that customers will be able to upgrade their systems to incorporate new hardware technologies, if needed.

The Biometrix International Vision

Our vision is to extend the capability of biometrics with artificial intelligence to increase the adoption rate of this technology through the development of intelligent biometric security systems.

We will bring leading biometric and artificial intelligence software solutions and management consulting services to the marketplace through an alliance partner that we are currently in discussions with. Our alliance will afford the capability of providing cost-effective biometric software solutions that protect the security of business and personal information through the use of biometric authentication. This firm allows us to offer enterprise client/server software solutions that are seamlessly integrated into the most popular network security platforms provided by Microsoft, Novell and Computer Associates. By replacing passwords with strong authentication through biometrics, companies can realize significant cost savings by reducing the administrative costs associated with resolving password-related problems, while protecting the security of their information assets. We will be targeting an artificial intelligence software development company for acquisition to provide this capability.

As a Value-Added Reseller (VAR), we will turn a substantial profit by first selling to a captive audience - the Federal Government, the largest buyer of goods and services. In parallel fashion, we will also engage the private sector through leads generated by our planned alliance partner.

Within a year, we will look to bring to market our own private label of biometric products—we are currently in talks with a Chinese firm to do the manufacturing.

Longer term, we will seek to grow via strategic acquisitions. According to Gartner, the biometric services industry is highly fragmented with only EDS (6%) and IBM (8.5%) owning more than 5% of the consulting market share. This data indicates that this industry presents an opportunity for consolidation. Each acquisition will grow our market share while enhancing our capability to deliver professional services in emerging areas and high growth markets, including: energy, health care and the public sector. Our market share target is 3%. As we approach this target, we will continue to gauge the marketplace and economic conditions. Throughout this journey, we will seek to maximize shareholders’ value.

Description of Business

Our operations will primarily involve value added reselling of biometric devices to customers across the United States and in the People’s Republic of China. Through our emphasis on budget pricing and high quality products, we will develop a market in the biometrics industry. We currently have one office maintained by our current management team of two individuals. The present geographic area we are targeting includes primarily Mecklenburg County, North Carolina, where the city of Charlotte is located. Charlotte and its surrounding areas have become headquarters to several large national banks, including Bank of America and Wachovia Bank, thus providing a market for financial information security systems. Additional markets will also be developed in major cities of the People’s Republic of China, such as Guangzhou, Beijing and Harbin.

Marketing for our products will be accomplished through print ads in newspapers and magazines as well as wholesale referrals.

Competition

The biometrics industry is highly competitive with respect to price, service, quality, and location. There are numerous competitors in the biometrics industry, including the following: AcSys Biometrics Corp., Advanced Biometrics, Inc., Biometrics Security Technology Inc., Digital Descriptor Systems Inc., Key Tronic Corp., Bio Kinetics CP, Lockheed Martin Corp, Microsoft Corp, NCTI Group Inc., Sense Technologies Inc., T-Netix Inc., IQ Biometrix Inc. and Identix Inc. These companies possess substantially greater financial, marketing, personnel and other resources than Biometrix International, Inc. There can be no assurance that we will be able to respond to various competitive factors affecting the business. We plan to gain a competitive advantage over our competitors in the biometrics industry by offering quality products and services at a low price and entering foreign markets in China.

Our main markets will be as follows:

Viable markets
✓	Public Sector (Federal, State and Local Municipalities)
✓	Energy
✓	Financial Services
✓	Health Care

We have no full-time employees and one management consultants, who is independently contracted with us to provide professional services, including bringing leading biometric and artificial intelligence management consulting services to us and working directly with our planned alliance partners as we target the viable markets.

We do not expect that any single customer will account for more than ten percent of our business. At the present time there is no need for governmental approvals, though this may change in the future.

Our staff is projected at one to two new employees for the next twelve months. The manager that is presently on staff will supervise these new employees.

Manufacturing and Distributing

We will not carry an inventory of products, as we plan to drop ship directly from the plant with which we will have a value added reseller agreement.

Environmental Law Compliance

There are no current existing environmental concerns for our products and services. If this changes in the future, we will make every effort to comply with all such applicable regulations.

REPORTS TO SECURITY HOLDERS

After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The discussion contained in this prospectus contains “forward-looking statements” that involve risk and uncertainties. These statements may be identified by the use of terminology such as “believes”, “expects”, “may”, “will”, or “should”, or “anticipates”, or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled “risk factors,” as well as those discussed elsewhere in this prospectus.

Results of Operations.

For the period from inception (December 28, 2004) through December 31, 2004.

Sales.

There were no sales for the period from inception (December 28, 2004) through December 31, 2004.

Cost of Sales.

There were no cost of sales for the period from inception (December 28, 2004) through December 31, 2004.

Expenses.

Selling, general and administrative expenses for the period from inception (December 28, 2004) through December 31, 2004 was $1,079.

Selling, general and administrative expenses for this period consisted of an accrual for the financial statement audit fee in the amount of $1,000 and a $79 charge to the State of Florida for incorporation of our company.

We expect increases in expenses through the year 2005 as we move towards developing our business plan. We expect the increase to be primarily in sales related expenses such as advertising and salespersons' salaries.

Income/ Losses.

Net loss for the period from inception (December 28, 2004) through December 31, 2004 was $1,079 directly attributable to the above mentioned expenses.

We expect to continue to incur losses at least through the year 2005. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations since inception.

Liquidity and Capital Resources.

Cash flows provided by operations was $-0- for the period from inception (December 28, 2004) through December 31, 2004. This was directly related to our net loss from operations less the increase in accounts payable

Going Concern Opinion.

As shown in our accompanying financial statements, our independent auditors have raised substantial doubt about its ability to continue as a going concern. The ability of Biometrix International, Inc. to continue as a going concern is dependent on developing operations, generating sufficient revenues and obtaining new capital. Management has enacted the following plan to address these issues: (1) obtain funding from new investors to generate sales, (2) seek value added reseller agreements with biometric manufactures to increase sales and improve cash flows for Biometrix International, Inc.

Overall, we have funded our cash needs from inception (December 28, 2004) through December 31, 2004 with a series of equity transactions from offshore investors and through accounts payable and related parties. If we are unable to receive additional cash from related parties, we may need to rely on financing from outside sources through equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition.

We had cash on hand of $-0- and working capital of $1,921 as of December 31, 2004. Our working capital is primarily due to prepaid expenses and a receivable from a related party in excess of accounts payable to vendors and related parties. We will substantially rely on the existence of revenue from our business; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. If the projected revenues fall short of needed capital we may not be able to sustain our capital needs. We will then need to obtain additional capital through an equity financing to sustain operations.

On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of equity financing. Our current capital and revenues are insufficient to fund expansion. If we choose to launch an expansion campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. The funds raised from this offering will be used to market our products and services as well as expand operations and contribute to working capital. However, there can be no assurance that we will be able to obtain additional equity financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

▪	Curtail new product launches,
▪	Forego or postpone our acquisition strategy, or
▪	Limit our future marketing efforts to areas that we believe would be the most profitable.

Demand for the products and services will be dependent on, among other things, market acceptance of our products, the biometrics market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities will be the receipt of revenues from the sales of our products and services, our business operations may be adversely affected by our competitors and prolonged recession periods.

Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We plan operate a biometrics distribution business to retail consumers. We plan to strengthen our position in this market. We also plan to expand our operations through aggressively marketing our products and our concept.

DESCRIPTION OF PROPERTY

Our executive office is located at 17111 Kenton Drive, Suite 100-B - Cornelius, North Carolina 28031. This office consists of 150 square feet. It is on a month to month basis and is gratuitous via a related party until such time that revenues commence. At that time, a written lease will be executed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about December 28, 2004, we issued 500,000 common shares to our President in exchange for his subscription at the rate of $.001 per share, in the nature of founder’s shares. In January 2005, our President paid his $500 subscription receivable by way of a $1,000 cash deposit in our bank account.

On or about December 28, 2004 we paid 30,000 shares of our common stock to retain the services of John A. Phelps, our Vice President, for the year 2005. These services will include bringing leading biometric and artificial intelligence management consulting services to us and to work directly with our alliance partners as we target viable markets.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

Our common stock is not traded on any exchange. We plan to eventually seek listing on the Over-the-Counter Bulletin Board once our registration statement has been deemed effective by the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over the Counter Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the Over-the-Counter Bulletin Board.

A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Characterization

Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These will impose restrictions on the marketability of the common stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account’s value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

We have no outstanding options and no outstanding warrants.

Agreements to Register.

None.

Holders.

As of February 23, 2005, there were approximately 38 holders of record of our common stock.

Shares Eligible for Future Sale.

Upon effectiveness of this registration statement, the 25,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates, who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

Currently, none of the shares of our common stock are available for sale under Rule 144. However, future sales of stock owned by our affiliates may be permitted according to Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

Dividend Policy.

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon such factors as our future earnings, financial condition, capital requirements, and other factors.

EXECUTIVE COMPENSATION

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of Biometrix International, Inc. since inception (December 28, 2004) through December 31, 2004. The following table and the accompanying notes provide summary information since inception concerning cash and non-cash compensation paid or accrued by Michael J. Bongiovanni and John A. Phelps, Biometrix International's President and Vice president, respectively, since inception.

SUMMARY COMPENSATION TABLE

Compensation Since Inception
Awards Payouts
Name and Principal Position	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options SARs(#)	LTIP payouts ($)	All Other Compensation ($)
Michael J Bongiovanni President John A Phelps Vice President	-0- -0-	- -	- -	-0- 3,000	- -	- -	- -

In 2004, Michael J. Bongiovanni, President, received 500,000 common shares as founder’s stock and John A. Phelps, Vice President, received 30,000 common shares for services to be rendered.

Compensation of Directors

None.

FINANCIAL STATEMENTS

--------

AUDITED FINANCIAL STATEMENTS

BIOMETRIX INTERNATIONAL, INC. (A Development Stage Company)

December 31, 2004

--------

                 TRACI J. ANDERSON
                    Certified Public Accountant

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors:
Biometrix International, Inc.

I have audited the balance sheet of Biometrix International, Inc. (a development stage company) as of December 31, 2004, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (December 28, 2004) through December 31, 2004. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on our audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biometrix International, Inc. (a development stage company) as of December 31, 2004, and the results of its operations and its cash flows for the period from inception (December 28, 2004) through December 31, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses, has negative working capital, and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Traci J. Anderson, CPA

Huntersville, North Carolina

January 7, 2005

(page 1)

BIOMETRIX INTERNATIONAL, INC. (A Development Stage Company)
BALANCE SHEET
AS OF DECEMBER 31, 2004

ASSETS

CURRENT ASSETS:
Cash	$-
Prepaid expense	3,000
TOTAL CURRENT ASSETS	3,000

TOTAL ASSETS	$3,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,079
TOTAL CURRENT LIABILITIES	1,079

STOCKHOLDERS' EQUITY
Common stock ($.001 par value, 200,000,000 shares authorized; 550,000 shares issued and outstanding)	550
Additional paid in capital	4,950
Subscriptions receivable	(2,500)
Deficit accumulated during the development stage	(1,079)
TOTAL STOCKHOLDERS' EQUITY	1,921

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,000

The accompanying notes are an integral part of these financial statements.

(page 2)

BIOMETRIX INTERNATIONAL, INC. (A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (DECEMBER 28, 2004) THROUGH DECEMBER 31, 2004

Cumulative
Totals
Since
Inception
REVENUES:
Sales	$ -
Cost of sales	-
Gross profit	-

EXPENSES:
Office expense	1,079
Total Expenses	1,079

Loss from operations	$ (1,079)

Provision for income taxes	-

NET LOSS	$ (1,079)

Basic and fully diluted net loss per common share:	$ (0.0020)

Weighted average common shares outstanding	550,000

The accompanying notes are an integral part of these financial statements

(page 3)

BIOMETRIX INTERNATIONAL, INC. (A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (DECEMBER 28, 2004) THROUGH DECEMBER 31, 2004

					Deficit
					Accumulated
			Additional		During the
	Common Stock		Paid-in	Subscription	Development
	Shares	Amount	Capital	Receivable	Stage

Balances, December 28, 2004 (inception)	$ -	$ -	$ -	$ -	$ -

Net loss for the period	-	-	-	-	(1,079)

Issuance of common shares to investors pursuant to Regulation S	20,000	20	1,980	(2,500)	-

Issuance of common shares to officer for prepaid consulting	30,000	30	2,970	-	-

Issuance of common shares to founding officer	500,000	500	-	-	-

Balances, December 31, 2004	550,000	$ 550	$ 4,950	$ (2,500)	$ (1,079)

The accompanying notes are an integral part of these financial statements

(page 4)

BIOMETRIX INTERNATIONAL, INC. (a Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (DECEMBER 28, 2004) THROUGH DECEMBER 31, 2004

Cumulative
Totals
Since
Inception
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (1,079)
Increase in operating liabilities:
Accounts payables	1,079
NET CASH USED IN OPERATING ACTIVITIES	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	-

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	-

END OF THE PERIOD	$ -

SUPPLEMENTARY CASH FLOW INFORMATION OF NON-CASH
FINANCING ACTIVITIES:

Issuance of common shares to officer for prepaid consulting	$ 3,000

Issuance of common shares and related receivable from founding officer	$ 500

Subscription receivable for common stock sold to offshore investors	$ 2,000

The accompanying notes are an integral part of these financial statements

(page 5)

BIOMETRIX INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
For the Period from Inception (December 28, 2004) Through December 31, 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity
Biometrix International Inc. (the “Company”) is a development stage company which anticipates providing a range of operations as a biometrics related enterprise. The Company was certified as incorporated in the State of Florida officially on January 3, 2005 although the articles of incorporation were filed on December 28, 2004. Accordingly, under Florida Statutes 607.0203, the effective date for corporate existence was December 28, 2004, within five business days of the certification thereto.

Basis of Presentation
The financial statements include the accounts of Biometrix International Inc. under the accrual basis of accounting.

Management’s Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Deferred Taxes
Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Financial Instruments
The Company’s financial instruments are cash and accounts payable. The recorded values of receivables and payables approximate their fair values based on their short-term nature.

Cash and Cash Equivalents - For purposes of the Statement of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

(page 6)

BIOMETRIX INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
For the Period from Inception (December 28, 2004) Through December 31, 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Comprehensive Income (Loss) - The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Loss Per Share - The Company reports loss per share in accordance with Statement of Financial Accounting Standard (SFAS) No.128. This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the loss per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share.

Recent Accounting Pronouncements - In April of 2002, Statement of Financial Accounting Standards ("SFAS") No. 145 was issued which rescinded SFAS Statements No. 4, 44 and 64, amended No. 13 and contained technical corrections. As a result of SFAS No. 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity's recurring operations. The Company does not expect SFAS No. 145 to have a material effect on its financial condition or cash flows. The Company adopted SFAS 145 on January 1, 2004.

In July 2002, the FASB issued SFAS 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". SFAS 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect SFAS 146 to have an impact its financial statements.

(page 7)

BIOMETRIX INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
For the Period from Inception (December 28, 2004) Through December 31, 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Recent Accounting Pronouncements (Cont.) - In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees or Indebtedness of Others", which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment to SFAS No. 123" ("SFAS No. 148"), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisions of SFAS No. 123. SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123. The Company adopted the disclosure provisions of SFAS No. 148 for the quarters ending after December 15, 2002.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities". FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity's activities via voting rights or similar rights. The entity that consolidates the variable interest entity is the primary beneficiary of the entity's activities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15,2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003. The Company plans to adopt this Interpretation in the first quarter of its fiscal year.

In January 2003, the EITF released Issue No. 00-21, ("EITF 00-21"), "Revenue Arrangements with Multiple Deliveries", which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities. Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this standard will not have an impact on the Company's financial statements.

(page 8)

BIOMETRIX INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
For the Period from Inception (December 28, 2004) Through December 31, 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Recent Accounting Pronouncements - In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The standard will not impact the Company's financial statements.

NOTE 2 INCOME TAXES
At December 31, 2004 the Company had federal and state net operating loss carry forwards of approximately $400 that expire in the year 2018.

Due to operating losses, there is no provision for current federal or state income taxes for the period from inception (December 28, 2004) through December 31, 2004.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s deferred tax asset at December 31, 2004 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $400 less a valuation allowance in the amount of approximately $400. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $400 for the period from inception (December 28, 2004) through December 31, 2004.

The Company’s total deferred tax asset as of December 31, 2004 is as follows:

Net operating loss carry forwards	$ 400
Valuation allowance	(400)
Net deferred tax asset	$ --

(page 9)

BIOMETRIX INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
For the Period from Inception (December 28, 2004) Through December 31, 2004

NOTE 2 INCOME TAXES (CONT.)
The reconciliation of income taxes computed at the federal and state statutory income tax rate to total income taxes for the period from inception (December 28, 2004) through December 31, 2004 is as follows:

Income tax computed at the federal statutory rate	34%
Income tax computed at the state statutory rate	5%
Valuation allowance	(39%)

Total deferred tax asset	0%

NOTE 3 CAPITAL STOCK
The Company is authorized to issue 200,000,000 common shares at $.001 par value per share.

During the period from inception (December 28, 2004) through December 31, 2004, the Company issued 500,000 common shares to its President at the foundation of the Company.

During the period from inception (December 28, 2004) through December 31, 2004, the Company issued 30,000 common shares to one of its officers in exchange for the fair value of services to be rendered in 2005.

During the period from inception (December 28, 2004) through December 31, 2004, the Company issued 20,000 common shares to thirty-six Chinese residents pursuant to a Regulation S offering. The balance of $2,000 is due the Company as of December 31, 2004.

NOTE 4 LOSS PER SHARE
Loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Basic and diluted loss per share was the same for the period from inception (December 28, 2004) through December 31, 2004.

NOTE 5 SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the period from inception (December 28, 2004) through December 31, 2004 are summarized as follows:

Cash paid during the period for interest and income taxes:

Income Taxes  $ --
Interest                         $ --

(page 10)

BIOMETRIX INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
For the Period from Inception (December 28, 2004) Through December 31, 2004

NOTE 6 GOING CONCERN AND UNCERTAINTY

The Company has suffered recurring losses from operations since inception. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regard to these matters encompass the following actions: 1) obtain funding from new investors to alleviate the Company’s working deficiency, and 2) implement a plan to generate sales. The Company’s continued existence is dependent upon its ability to resolve it liquidity problems and increase profitability in its current business operations. However, the outcome of management’s plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

NOTE 7 DEVELOPMENT STAGE COMPANY

The Company is in the development stage as of December 31, 2004 and to date has had no significant operations. Recovery of the Company’s assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure.

NOTE 8 SUBSEQUENT EVENTS

Subsequent to year-end, the Company planned to file an SB-2 Registration Statement with the Securities and Exchange Commission to become a publicly traded company with the intent of trading on the Over the Counter Bulletin Board.

(page 11)

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Traci J. Anderson, Certified Public Accountant, audited our financial statements. We have had no changes in or disagreements with our accountants.

===============================================================
Until _____________, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------

--------------------------------
Prospectus Summary                                                                  8
Risk Factors                                                                                 9
Use of Proceeds                                                                        15
Use of Proceeds                                                                        15
Determination of Offering Price                                              16
Dilution                                                                                       16
Selling Security Holders                                                           16
Plan of Distribution                                                                   18
Legal Proceedings                                                                     19
Directors & Executive Officers                                                20
Security Ownership                                                                   21
Description of Securities                                                          22
Interests of Named Experts                                                      23
SEC’s Position on Indemnification                                         24
Description of Business                                                           27
Management’s Discussion & Analysis                                29
Description of Property                                                           35
Certain Relationships and Related Transactions                35
Market for Common Stock                                                      35
Executive Compensation                                                         37
Financial Statements                                                                39

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Biometrix International. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Biometrix International, Inc. since such date.
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Biometrix International, Inc.

25,000 Shares
Common Stock
$.001 Par Value

---------------------
PROSPECTUS
---------------------

February 23, 2005

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INFORMATION NOT REQUIRED TO BE INCLUDED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Biometrix International, Inc. shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Florida, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of Biometrix International, Inc., or served any other enterprise as director, officer or employee at the request of Biometrix International, Inc. The Board of Directors, in its discretion, shall have the power on behalf of Biometrix International, Inc. to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of Biometrix International, Inc.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by Biometrix International, Inc. in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	EXPENSE

SEC Registration Fee	$ 1
Legal Fees and Expenses	$ 5,000
Accounting Fees and Expenses	$ 1,000
Miscellaneous*	$ 750
Total*	$ 6,751

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

On December 28, 2004, we issued 500,000 shares of our common stock to our President, Michael Bongiovanni, in exchange for his subscription at the rate of $.001 per share, for a total of $500, in the nature of founder’s shares. He paid this subscription receivable in full in January 2005 in cash. We relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

On December 28, 2004, we sold 20,000 shares of our common stock, $.001 par value, at $.10 to unrelated offshore investors in a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate subscriptions receivable amounted to $2,000. We relied upon the exemption from registration provided by Regulation S of the Securities Act. We believe this exemption was available because the issuances were made to offshore investors in transactions not involving a public offering, and we provided investors with the disclosures required by Regulation S. Accordingly, we received signed Offshore Stock Purchase Agreements and signed Purchaser Representation Letters from all offshore investors, indicating none were US persons.

On or about December 28, 2004, we issued 30,000 shares of our common stock to John A. Phelps in order to retain his professional services, including bringing leading biometric and artificial intelligence management consulting services to us and to work directly with our alliance partners as we target the following viable markets: Public Sector (Federal, State and Local Municipalities), Energy, Financial Services, and Health Care.

We relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

EXHIBITS
Exhibit Number	Exhibit Description
3.1	Articles of Incorporation
3.2	Bylaws
4	Form of Stock Certificate
5	Legal Opinion of Bruce M. Pritchett, L.C., Attorney at Law
23.1	Consent of Bruce M. Pritchett, L.C., Attorney at Law (Included in exhibit 5)
23.2	Consent of Traci J. Anderson, CPA

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.	Include any prospectus required by Section 10(a)(3) of the securities Act of 1933;
b.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.	Include any additional or changed material information on the plan of distribution.

2.
That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.             In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cornelius, North Carolina on February 23, 2005.

Biometrix International, Inc.

By:	/s/ Michael J. Bongiovanni
By: Michael J. Bongiovanni
Title: President & CEO, Director Present Chief Financial Officer

    In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

By:	/s/ Michael J. Bongiovanni
By: Michael J. Bongiovanni
Title: President and CEO, Director
Date: February 23, 2005

By:	/s/ John A. Phelps
By: John A. Phelps
Title: Vice President, Director
Date: February 23, 2005